UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street,	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Equity Award Grants

On January 27, 2023, the Compensation Committee of the Board of Directors of Northfield Bancorp, Inc. (the “Company”) approved, and the Board of Directors ratified the granting to directors and employees a total of 157,525 restricted shares and 34,724 restricted stock units. The grants were made under the Company’s 2019 Equity Incentive Plan pursuant to award agreements, the forms of which have previously been filed with the Securities and Exchange Commission.

Time-based awards to employees vest in equal installments over a three-year period, commencing one year from the date of the grant, which was January 27, 2023. Performance-based, restricted stock units awarded to executive officers vest if a specified goal is achieved over a three year period designated in the equity award agreement. Awards under performance-based, restricted stock units are also subject to adjustment if the achieved performance metric is above or below a targeted level. Time-based awards to directors vest fully on January 27, 2024.

Approval of Management Cash Incentive Plan

On January 25, 2023, the Board of Directors of the Company approved the Company’s 2023 Management Cash Incentive Plan. The 2023 Management Cash Incentive Plan is attached to this 8-K as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	2023 Management Cash Incentive Plan
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: January 31, 2023	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)